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                                                                   EXHIBIT 10(i)

                      AMENDED AND RESTATED BASKET AGREEMENT


         THIS AGREEMENT made and entered into as of November 13, 1989 among American Oil and Gas Corporation, a Delaware corporation ("American"), its wholly-owned subsidiary, American Pipeline Company, a Delaware corporation ("Pipeline"), Cabot Corporation, a Delaware corporation ("Cabot") and its indirect wholly-owned subsidiary, Cabot Transmission Corporation, a Delaware corporation ("Transmission"), as amended and restated as of June 30, 1990;

         WHEREAS, pursuant to an Amended and Restated Omnibus Acquisition Agreement dated as of November 13, 1989 (the "Omnibus Agreement") by and among American, Cabot and Transmission, and certain additional agreements referred to therein, (i) American acquired from Transmission all of the capital stock of Cabot Gas Supply Corporation, a Delaware corporation ("CGSC") and (ii) by way of merger, the Merger Companies (as defined in the Omnibus Agreement) became wholly-owned subsidiaries of American (CGSC and the Merger Companies being collectively referred to herein as the "Acquired Companies");

         WHEREAS, the capital stock of the Acquired Companies was assigned by American to Pipeline;

         WHEREAS, Cabot, Transmission, American and Pipeline originally entered into this Agreement in order to make special provisions for allocating the benefits, burdens and responsibilities for handling certain assets and liabilities of the Acquired Companies;

         WHEREAS, Cabot, Transmission, American and Pipeline desire to amend certain terms of this Agreement as of June 30,1990, but effective November 13,1989, by restating this Agreement, as amended in its entirety;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, agreements and indemnities contained herein and in the Omnibus Agreement, the parties hereto agree as follows:

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         1.       Capitalized Terms. Capitalized terms not otherwise defined herein or in the preamble hereto shall have the same meaning ascribed to them in the Omnibus Agreement.

         2.       Definitions.

                  2.1 "Annual Replacement Gas Cost Differential" shall mean, with respect to each of the calendar years 1990 through 1993 an amount not less than zero equal to the lesser of (i) the sum of the Monthly Replacement Gas Cost Differential for each of the twelve calendar months in such year or (ii) $1,500,000; provided, however, that for 1993, the Annual Replacement Gas Cost Differential shall be the lesser of (a) the lesser of the amounts provided in clauses (i) and (ii) above or (b) the positive difference between $5,000,000 and the cumulative sum of Annual Replacement Gas Cost Differential for each of the prior years for which such a determination was made (it being understood that in no event shall the cumulative sum of Annual Replacement Gas Cost Differential exceed $5,000,000); and provided further, that the Annual Replacement Gas Cost Differential for the calendar year 1990 shall be annualized to include the Monthly Replacement Gas Cost Differential for the final two calendar months of 1989.

                  2.2 "Basket Advance" is defined in the Revolving Credit Note.

                  2.3 "Basket Collections" means the cumulative aggregate amount (without duplication) of cash collections realized by the Acquired Companies after September 30,1988 until the date of determination from:

                  (i) the amortization in the actual weighted average cost of gas used in billing customers or liquidation or recovery in any other manner of prepaid gas assets of the Acquired Companies accrued in connection with the settlement, discharge, compromise or release of Take or Pay Claims (regardless of whether such prepaid gas assets existed as of September 30, 1988, or are created thereafter either prior to, on or after the Closing Date);

                  (ii) the portion of repayment of intercompany exchange gas balances attributable to the exchange price differential of the Acquired Companies existing as of September 30,1988, as reflected on the combined balance sheet of the Acquired Companies as of such date, but only to the extent that such exchange price differential is amortized and realized in the manner specified in

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         the penultimate paragraph of this Section 2.3 on or prior to March 31,
         1990, which Basket Collections shall be deemed to be $9,242,000; and

                  (iii) the recovery by flow-through to customers or liquidation or recovery in any other manner of other assets and costs (including, without limitation, payments for unused transportation services, costs of contract reformation and contract buy-downs, gas reservation fees, premiums on gas purchases and direct outside legal fees) regardless of whether such assets and costs existed as of September 30, 1988 or are created or incurred thereafter (either prior to, on or after the Closing Date) directly related to the settlement, discharge, compromise or release of Take or Pay Claims.

         For purposes of this Agreement, in the case of Basket Collections made by an Acquired Company whose sales price of gas is regulated by a governmental agency (a "Regulated Company"):

                  (i) Basket Collections which can be realized by including such amounts in the cost of gas portion of such Regulated Company's rate shall be considered realized by such Regulated Company during the calendar month following the month in which funds related to the Basket Collections are included in the actual weighted average cost of gas utilized in billing its customers. If the rate mechanisms utilized in billing the customers of a Regulated Company for gas costs are changed, Basket Collections shall be considered realized by such Regulated Company in the calendar month following the month in which funds related to the Basket Collections are included in its calculation of rates to be charged to its customers for such month. The amount of the cash collection realized shall equal the amount included in the actual weighted average cost of gas or in the calculation of rates.

                  (ii) In those instances where Basket Collections can be realized only by including amounts in the non-cost of gas portion of a Regulated Company's rates, Basket Collections shall be considered realized during any given month in an amount equal to (i) the sales volume of gas for such month multiplied by (ii) an incremental unit cost equal to the amount of costs related to Basket Payments included in the costs of such Regulated Company utilized in establishing the rates divided by the gas volumes utilized in establishing such rates.

         Notwithstanding any provision of this Section 2.3 to the contrary, an Acquired Company that is not a Regulated Company (an "Unregulated Company") shall realize Basket Collections only in the following manner and to the following extent:

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                  (a) With respect to the liquidation or recovery prior to July
         1, 1990 of prepaid gas assets of the type referred to in clause (i) of the first paragraph of this Section 2.3, the dollar amount deemed collected as a Basket Collection with respect to a volume of such prepaid gas taken by such Unregulated Company during a calendar month and attributable to a Basket Payment shall be the product of (x) the number of units of volume (converted to MMBtu's) comprising such volume and (y) the lesser of (a) the contractual unit cost of gas specified or implied as one of the terms of such Basket Payment and (b) the weighted average unit sales price of gas of such Unregulated Company during such month, and such dollar amount shall be deemed to be collected during the following calendar month; and

                  (b) with respect to the liquidation or recovery after June 30, 1990 of prepaid gas assets of the type referred to in clause (i) of the first paragraph of this Section 2.3, the dollar amount deemed collected as a Basket Collection with respect to a volume of such prepaid gas taken by such Unregulated Company during a calendar month and attributable to a Basket Payment shall be the product of (x) the number of units of volume (converted to MMBtu's) comprising such volume and
         (y) 80% of the Unregulated Monthly WASP calculated for such month, and such dollar amount shall be deemed to be collected during the following calendar month; and

                  (c) with respect to the liquidation or recovery of fees or payments for the right to purchase gas in the future at a defined price accrued as Basket Payments and paid in connection with the settlement, discharge, compromise or release of Take or Pay Claims (regardless of whether such fees or payments were paid prior to September 30, 1988, or paid thereafter either prior to, on or after the Closing Date) (such fees or payments being herein referred to as "Gas Reservation Fees"), in the event a volume of gas is taken in a calendar month by an Unregulated Company and with respect to such volume a Gas Reservation Fee has been accrued as a Basket Payment, a Basket Collection shall be deemed collected in the calendar month following the month of such take in an amount equal to the lesser of (i) the aggregate Gas Reservation Fee with respect to such volume and (ii) the amount by which (A) the product of (x) the number of units of volume (converted to MMBtu's) comprising such volume and (y) 80% of the Unregulated Monthly WASP calculated for the calendar month of such take exceeds (B) the aggregate gas purchase price accrued or paid for such volume of gas (it being understood that in the event there is no such excess as determined

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         under this clause (ii), then there shall be no deemed Basket Collection with respect to such Gas Reservation Fee); and

                  (d) with respect to the recovery of other assets (other than prepaid gas assets of the type referred to in clause (i) of the first paragraph of this Section 2.3) and costs of the type referred to in clause (iii) of the first paragraph of this Section 2.3 (including, without limitation, any charge for Take or Pay Recovery Costs but excluding any deemed Basket Collection of gas reservation fees pursuant to clause (c) of this paragraph ), a Basket Collection shall be realized in the calendar month in which payment therefor is received and only to the extent and only in the event such asset is purchased, or cost is borne, by the purchaser of gas from the Unregulated Company under a gas purchase contract that expressly provides that such cost or asset shall be charged to, and paid by, the purchaser.

         For purposes of this Agreement, with respect to clause (ii) of the first paragraph of this Section 2.3:

                  (i) It is hereby stipulated and agreed that the exchange price differential of the Acquired Companies existing as of September 30, 1988, and representing the dollar amount of gas owed by CEMCO (now Anthem Energy Company) to CGSC (now Westar Transmission Company) at such date was $12,310,000 (calculated on the basis of 14,319 MMcf of gas at $0.86 per Mcf).

                  (ii) During each calendar month thereafter, beginning with October 1988 and ending with March 1990, if there has been a net reduction during such month in the volume of gas owed by CEMCO (now Anthem Energy Company) to CGSC (now Westar Transmission Company), the dollar amount attributable to such net reduction, which shall be determined by multiplying the number of Mcf's comprising such net reduction by $0.86, shall be deemed to be a Basket Collection of such dollar amount realized by the Acquired Companies during such calendar month, until the earlier of March 31, 1990 or such time as the aggregate amount of such deemed Basket Collections shall equal $12,310,000, at which time no further amounts shall be deemed to be Basket Collections attributable to the exchange price differential of the Acquired Companies.

         If any amount included in Basket Collections by virtue of its amortization in the actual weighted average cost of gas pursuant to clause (i) of the first paragraph of this Section 2.3 is thereafter disallowed by final and nonappealable order entered in any applicable rate proceeding or through good faith negotiations with customers, the amount so disallowed shall thereupon be deducted from Basket Collections, provided that after the Closing, American shall act in good faith in any such rate

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proceeding or negotiations in recognition of the intent of the parties to this
Agreement that such amounts be included in Basket Collections to the extent practicable. To the extent, if any, any such disallowance results in an offsetting economic benefit to American, Pipeline or any of the Acquired Companies, the fair value of such benefit, when and as realized, shall be deemed to be a Basket Collection.

         2.4 "Basket Collections Account" means an account maintained by Pipeline and the Acquired Companies pursuant to Section 3 hereof for the purpose of recording cumulative Basket Collections.

         2.5 "Basket Deficit" is defined in Section 4.2 hereof.

         2.6 "Basket Payments" means the cumulative sum (without duplication) as of the date of determination of (i) consideration paid or otherwise incurred by the Acquired Companies after September 30, 1988, in connection with the discharge, settlement, compromise or release of any Take or Pay Claims (including, without limitation, the value of prepayments for gas, payments for unused transportation services, costs of contract reformation and contract buy-downs, gas reservation fees and premiums on gas purchases), (ii) the amount of any direct outside legal fees and expenses incurred by the Acquired Companies after September 30, 1988, in connection with the discharge, settlement, compromise or release of Take or Pay Claims and (iii) the aggregate of the Annual Replacement Gas Cost Differentials for all calendar years ending prior to the March 31 occurring on or next preceding the date of determination.

         2.7 "Basket Payments Account" means an account maintained by Pipeline and the Acquired Companies pursuant to Section 3 hereof for the purpose of recording cumulative Basket Payments.

         2.8 "Basket Surplus" is defined in Section 4.1 hereof.

         2.9 "Closing Date" and "Closing" are defined in the Omnibus Agreement.

         2.10 "Determination Date" means October 31, 1989.

         2.11 "Determination Date Basket Deficit" is defined in Section 3.2 hereof.

         2.12 "Determination Date Basket Excess" is defined in Section 3.2 hereof.

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         2.13  "El Paso" means E1 Paso Natural Gas Company, a Delaware corporation.

         2.14  "FERC" means the Federal Energy Regulatory Commission.

         2.15 "Future Basket Collections" means all cash collections reasonably estimated to be realized (as determined in accordance with Section 2.3 hereof) by the Acquired Companies after the Settlement Date from the matters described in clauses (i), (ii) and (iii) of the first paragraph of Section 2.3 hereof; provided that Future Basket Collections shall not include any future collections related to the recovery of Take or Pay Recovery Costs.

         2.16 "Future Basket Payments" means all amounts described in clauses
(i) and (ii) of Section 2.6 hereof reasonably estimated to be paid or incurred by the Acquired Companies after the Settlement Date; provided that Future Basket Payments shall not include any future payment of Take or Pay Recovery Costs.

         2.17 "Guaranty" means a Guaranty Agreement substantially in the form attached hereto as Appendix C.

         2.18  "Initial Settlement Date" means June 30,1994.

         2.19  "Initial Take or Pay Account Statement" is defined in Section
3.1 hereof.

         2.20 Monthly Minimum Residue Gas Volume" shall mean, for any given month, the gas volume (expressed in Mcf's) obtained by multiplying the number of days in such month by the following daily gas volumes applicable to such month:
(i) for months prior to January 1991- 50,000 Mcf, (ii) for months during 1991-47,500 Mcf, (iii) for months during 1992 - 45,000 Mcf and (iv) for months during 1993- 42,500 Mcf.

         2.21 "Monthly Replacement Gas Cost Differential" shall mean, with respect to each calendar month commencing with November 1989 and ending with

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December 1993, a dollar amount equal to the product obtained by multiplying (i)
the applicable Monthly Residue Gas Volume Shortfall by (ii) the difference (which may be positive or negative) obtained by subtracting the applicable Residue Gas Contract Price from the applicable Replacement Gas Price; provided, however, that if, in its good faith business judgment, American elects to make a payment of a cash basis loss reimbursement under Section 3.1 of either Residue Gas Contract (as hereinafter defined) so as to avoid the release of gas attributable to a particular plant in a particular calendar month and such payment is a lesser cost alternative to the release of the gas and the replacement thereof at the Replacement Gas Price, the portion of the Monthly Replacement Gas Cost Differential for such month attributable to such plant shall be deemed (in lieu of the product computed as aforesaid with respect to such plant) to be the amount of such cash basis loss reimbursement to the extent such payment is necessary to avoid or reduce a monthly Residue Gas Volume Shortfall.

         2.22 "Monthly Residue Gas Volume Shortfall" shall mean, for any given calendar month, the amount (measured in Mcf's) by which the aggregate amount of residue gas available for purchase by the Acquired Companies from The Maple Gas Corporation, or any successor thereto ("Maple"), under those certain Residue Gas Purchase Agreements identified in Appendix D hereto (or any amendment or modification thereof to which Cabot has consented in its discretion) (the "Residue Gas Contracts") is less than the applicable Monthly Minimum Residue Gas Volume; provided, however, that the Monthly Residue Gas Volume Shortfall shall be zero for any month unless any portion of such shortfall below the Monthly Minimum Residue Gas Volume solely or partially resulted from the release of gas from the Residue Gas Contracts pursuant to Section 3.1 of either of the Residue Gas Contracts or the exercise by Maple of any other economic or market "outs" or similar rights which would have the effect of releasing residue gas under any amendment or modification of the Residue Gas Contracts to which Cabot has consented in its discretion; and provided further that in an event shall the Monthly Residue Gas Volume Shortfall exceed the aggregate amount (measured in Mcf's) of gas so released from the Residue Gas Contracts.

         2.23 "Option Date" means the date of the closing of the acquisition by American of Gathering Company pursuant to the exercise of the Gathering Company Option.

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         2.24 "Payment Date" is defined in Section 4.1 hereof.

         2.25 "Replacement Gas Price" shall mean, for any given month, the weighted average cost of gas per Mcf (as adjusted for MMbtu content) of all gas purchased by CEMCO or its successor in such month from the alternative gas purchase sources listed in Appendix E hereto, as it may be amended from time to time by mutual agreement of American and Cabot.

         2.26 "Residue Gas Contract Price" shall mean, for any given month, the lowest contract sales price per Mcf (as adjusted for MMbtu content) of residue gas in effect under the Residue Gas Purchase Contracts described in Appendix D hereto (or under any renewal, amendment or modification thereof to which Cabot has consented in its discretion); provided that if any of such contracts (or under any renewal, amendment or modification thereof to which Cabot has consented in its discretion) cease to be valid and enforceable against The Maple Gas Corporation, or any successor thereto, the last effective contract sales price of residue gas under such contract shall be considered in effect for the purpose of determining the lowest contract sales price. If such last effective contract price is stated by formula, then such formula shall be applied to the month in which a Monthly Residue Gas Volume Shortfall exists.

         2.27 "Revolving Credit Note" means a promissory note substantially in the form attached hereto as Appendix B.

         2.28 "Settlement Amount" is defined in Section 5(b) hereof.

         2.29 "Settlement Date" means the Initial Settlement Date or any extension thereof which may occur pursuant to Section 3.3 hereof.

         2.30 "Settlement Date Value" means the net present value as of the Settlement Date of each of (i) Future Basket Collections and (ii) Future Basket Payments. Future Basket Collections and Future Basket Payments, and the timing thereof, shall be based upon estimates of future deliverable supplies of gas, projections of market conditions, and prices based on market prices in effect as of the Settlement Date for similar gas. Estimates of Future Basket Collections shall take into consideration the reasonable probabilities of recovery of such costs through flow through under contracts, rules, orders and regulations in effect as of the Settlement

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Date and taking into account projections of market conditions. The Settlement
Date Value shall be established using a discount rate, compounded semi-annually, equal to the weighted average cost of borrowed money of American as of the Settlement Date.

         2.31 "Settlement Period" means the period from September 30, 1998 to the Settlement Date.

         2.32 "Take or Pay Account Statement" is defined in Section 3.1 hereof.

         2.33 "Take or Pay Claims" means (i) all claims, liabilities and losses resulting from (a) the failure or alleged failure of any of the Acquired Companies to take or pay (or take and pay) for minimum quantities of gas attributable to any period prior to the Closing Date including, without limitation, claims alleging violation of ratable take obligations and claims alleging damages for failure to take-gas (but excluding Take or Pay Recovery Costs included in clause (ii) hereof) or (b) the failure or alleged failure of Cabot Pipeline Corporation to take or pay (or take and pay) for minimum quantities of gas under the contracts specified in Appendix F hereto attributable to the period from September 29, 1984 through June 30, 1985 including, without limitation, claims alleging violation of ratable take obligations and claims alleging damages for failure to take gas (but excluding Take or Pay Recovery Costs included in clause (ii) hereof) and (ii) all costs resulting from the incurring by the Acquired Companies of any Take or Pay Recovery Costs, but excluding all claims, liabilities and losses relating to any of the matters described in Schedule 13.01(A) to the Omnibus Agreement.

         2.34 "Take or Pay Recovery Costs" means any costs or other amounts paid to past or future gas suppliers or gas transporters by the Acquired Companies (whether in the form of a direct payment or billing or surcharge on future purchases or transportation or otherwise) after October 31, 1989 pursuant to filed tariffs, orders of a regulatory body or statute, under any program established primarily for the purpose of providing such suppliers or transporters with a mechanism to recover, or be reimbursed for, past take or pay liabilities, whether under Order 500 promulgated by the FERC or any other rule or order of any regulatory body, federal or state, having jurisdiction over gas pipelines, suppliers or transporters, or otherwise, and whether or not such cost or amount is determined with regard to the historical gas purchases or transportation of the Acquired Companies.

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         2.35 "Unrecovered Take or Pay Recovery Costs" means the amount (if positive) obtained by subtracting $5 million from the aggregate Basket Payments made by the Acquired Companies as of the Settlement Date relating to Take or Pay Recovery Costs that have not been recouped or amortized by the Acquired Companies by the realization of corresponding Basket Collections prior to the Settlement Date.

         2.36 "Unregulated Monthly WASP" means the weighted average unit sales price per MMBtu received by Anthem Energy Company (formerly CEMCO) ("Anthem") for all gas sold in the State of Texas in Texas Railroad Commission Districts 8, 8A and 10 under sales contracts with primary terms of less than 90 days, during a given calendar month by Anthem, excluding sales to Anthem's affiliates, determined by dividing the total number of MMbtu's of such gas sold by Anthem in such calendar month into the net proceeds received from such sales in such month after deducting any charges incurred by Anthem for third party transportation relating to such gas (including, without limitation, transportation on pipelines belonging to joint ventures or partnerships in which Anthem's affiliates have an interest, but excluding charges, if any, for transportation of the gas through facilities wholly owned by the Acquired Companies) and after adjusting for prior period adjustments.

         3.  Accounting.

         3.1 Take or Pay Account Statement. Cabot and American shall jointly prepare, within 30 days after the Determination Date, a statement as of the Determination Date which reflects the Basket Payments paid or otherwise incurred by, and the Basket Collections realized by, the Acquired Companies since September 30, 1988 (the "Initial Take or Pay Account Statement"). If Cabot and American are unable to agree on the preparation of the Initial Take or Pay Account Statement within 30 days after the Determination Date, the Initial Take or Pay Account Statement shall be determined by an independent accounting firm selected by mutual agreement of Cabot and American. The determinations included in the Initial Take or Pay Account Statement prepared by such accounting firm shall be final and binding on Cabot and American, and the fees and expenses of such accounting firm shall be borne equally by Cabot and American. During the period prior to Closing, Cabot shall have caused the Acquired Companies to maintain, and, after Closing, American shall cause the Acquired Companies to maintain, their books

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and records in such a manner that Basket Collections, Basket Payments and potential flow-through costs incurred in the settlement, discharge, compromise or release of Take or Pay Claims can be clearly identified and calculated. During the Settlement Period, American shall cause the Acquired Companies to make adjustments to the Initial Take or Pay Account Statement (the Initial Take or Pay Account Statement and each successive adjusted statement delivered pursuant to the next succeeding sentence are each herein described as a "Take or Pay Account Statement") to reflect increases and decreases in the accounts on such Take or Pay Account Statement in accordance with the terms hereof. Within 30 days after the end of each calendar quarter occurring after the Closing Date, and ending with the last calendar quarter ending on a date prior to the Settlement Date, American shall deliver a quarterly interim Take or Pay Account Statement to Cabot reflecting such account adjustments made during the previous calendar quarter and the balance of each account as of the end of such calendar quarter.

         3.2 Adjustments. If prior to Closing Cabot or any of the Acquired Companies shall have settled, released, compromised or discharged any Take or Pay Claims, or if after Closing American or any of the Acquired Companies settles, releases, compromises or discharges any Take or Pay Claims, the Basket Payments Account reflected on the then current Take or Pay Account Statement shall be adjusted to reflect the amount of Basket Payments incurred by any of the Acquired Companies. Basket Payments consisting of Annual Replacement Cost Differential for any of the calendar years 1990 through 1993 shall be reflected in Basket Payments on and as of the March 31 next following the end of such calendar year. The Basket Collections Account reflected on the then current Take or Pay Account Statement shall be adjusted to reflect the amount of Basket Collections. If the Initial Take or Pay Statement reflects an excess as of the Determination Date of the balance of the Basket Collections Account over the balance of the Basket Payments Account (the "Determination Date Basket Excess"), then the amount of such Determination Date Basket Excess shall be retained in the Acquired Companies through the Determination Date for the benefit of American and Pipeline and an amount equal to such Determination Date Basket Excess shall be excluded as of the Determination Date from the calculation of Working Capital (as defined in Section 13.01 of the Omnibus Agreement) of the Acquired Companies for the purpose of Section 13.01 of the Omnibus Agreement. If the Initial Take or Pay Statement reflects an excess as of the Determination Date of the balance of the Basket Payments Account over the balance of the Basket Collections Account (the "Determination Date Basket Deficit"),

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then the amount of such Determination Date Basket Deficit shall be deemed drawn as a Basket Advance on the Revolving Credit Note on the Determination Date and shall not be included in the calculation of Working Capital as of the Determination Date pursuant to Section 13.01 of the Omnibus Agreement.

         3.3 Final Statement. Within 30 days after the Initial Settlement Date (and any subsequent Settlement Date in the event such date is extended pursuant to this Section 3.3), American shall submit to Cabot a proposed final Take or Pay Account Statement which shall reflect cumulative aggregate Basket Collections and Basket Payments during the Settlement Period and the respective balances of the Basket Collections Account and the Basket Payments Account as of the applicable Settlement Date. In addition, the proposed final Take or Pay Account Statement shall reflect American's estimate of Future Basket Collections, Future Basket Payments and the Settlement Date Value of each. Within 30 days after Cabot has received such proposed final Take or Pay Account Statement, Cabot shall notify American whether Cabot agrees or disagrees with all or a portion of such statement. If Cabot agrees with such statement in its entirety, the parties shall settle in accordance with Paragraph 4 hereof. If the parties are unable to agree on a final Take or Pay Account Statement within 30 days after Cabot has received American's proposed final Take or Pay Account Statement with regard to the Initial Settlement Date, the Settlement Date shall be extended to a date one year from the date of the Initial Settlement Date. At the end of such extended Settlement Period, Cabot and American shall follow the procedures set forth herein in an attempt to agree on a final Take or Pay Account Statement. If within 60 days after the end of the extended Settlement Period Cabot and American are unable to agree on a final Take or Pay Account Statement, then Cabot and American shall submit any and all disputes concerning the amounts reflected in the proposed final Take or Pay Account Statement to arbitration in accordance with the arbitration procedures set forth in Appendix A hereto. The decision of the arbitrators concerning the final Take or Pay Account Statement shall be binding upon the parties as further specified in Appendix A and, following any final decision rendered by the arbitrators, the parties shall settle in accordance with Section 4 hereof.

         3.4 Limitation on Post-Closing Obligations. Except as otherwise provided in Section 5(a) hereof, nothing contained in this Agreement shall be construed to obligate American, Pipeline or the Acquired Companies to file any proceedings with any regulatory body or to institute litigation to attempt to recover

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any cost incurred in the settlement, discharge, compromise or release of any
Take or Pay Claim; provided, however, that American and Pipeline shall, and American and Pipeline shall cause the Acquired Companies to, exert reasonable efforts in good faith to maintain rate recovery mechanisms existing as of the date of this Agreement for take-or-pay related costs.

         3.5 Amendment Date Take or Pay Account Statement. Attached as Appendix G is a statement as of June 30, 1990 which reflects the Basket Payments paid or otherwise incurred by, and the Basket Collections realized by, the Acquired Companies since September 30, 1988.

         4. Sharing of Basket Obligations.

         4.1 Excess Net Assets. In the event that, as reflected in the final Take or Pay Account Statement, the sum of (a) the cumulative aggregate Basket Collections realized by the Acquired Companies during the Settlement Period plus
(b) the Settlement Date Value of Future Basket Collections exceeds the sum of
(i) the cumulative aggregate Basket Payments incurred by the Acquired Companies during the Settlement Period (less the amount of any Unrecovered Take or Pay Recovery Costs) plus (ii) the Settlement Date Value of Future Basket Payments (the amount of any such excess being referred to herein as the "Basket Surplus"), then American or Pipeline shall pay to Cabot an amount equal to the sum of (i) the aggregate Annual Replacement Gas Cost Differentials, if any, for the years 1990 through 1993 (but only to the extent of such Basket Surplus) plus
(ii) one-half of the remainder of such Basket Surplus after payment of the amount specified in clause (i), if any, within the later of (A) three business days after agreement on the final Take or Pay Account Statement or (B) three business days after the date a final decision is rendered by the arbitrators regarding the final Take or Pay Account Statement which is submitted to arbitration pursuant to Section 3.3 hereof (the "Payment Date").

         4.2 Excess Net Liabilities. In the event, as reflected in the final Take or Pay Account Statement, the sum of (A) the cumulative aggregate Basket Payments incurred by the Acquired Companies during the Settlement Period (less the amount of any Unrecovered Take or Pay Recovery Costs) plus (B) the Settlement Date Value of Future Basket Payments exceeds the sum of (x) the cumulative aggregate Basket Collections realized by the Acquired Companies during the Settlement Period plus (y) the Settlement Date Value of Future Basket Collections (the amount of any such excess being referred to herein as the "Basket Deficit"), then Cabot shall pay to American or Pipeline, on the Payment Date, a portion of the Basket Deficit as follows:

                  (1) In the event that the Basket Deficit is less than $40 million, Cabot shall pay an amount equal to one-half of the Basket Deficit, it being understood and agreed that American, Pipeline and the Acquired Companies shall be fully responsible for the other half.

                  (2) In the event that the Basket Deficit is equal to or greater than $40 million, Cabot shall pay an amount equal to $20 million plus all of the Basket Deficit in excess of $40 million, it being understood and agreed that American, Pipeline and the Acquired Companies shall remain fully responsible for the remaining $20 million.

         4.3 Interest on Sharing Payments. Any payment made by American or Pipeline pursuant to Section 4.1, or by Cabot pursuant to Section 4.2, shall bear interest from (and including) the applicable Settlement Date to (but excluding) the date of payment at an interest rate per annum equal to the rate per annum that such amount would bear if it was an amount outstanding at the time under the Revolving Credit Note. Payment of such interest shall be due when payment of the amount to which it relates is due.

         4.4 Character of Sharing Payments. Any payments made by American or Pipeline pursuant to Section 4.1, or by Cabot pursuant to Section 4.2, shall be treated as adjustments to the cost of acquiring CGSC pursuant to the Stock Purchase Agreement.

         5. Matters Concerning Gathering Company. (1) In the event American exercises the Gathering Company Option during the Settlement Period, the Acquired Companies and Pipeline shall pay over to Cabot, as collected, amounts paid by Gathering Company prior to the Option Date in settlement, discharge, compromise or release of take or pay and related claims against Gathering Company and collected after the Option Date by flow-through to El Paso or to the Acquired Companies. If, prior to the Option Date, Gathering Company shall have filed an application with the FERC pursuant to Order 500 of the FERC and related regulatory provisions to recover a portion of Gathering Company's take or pay buyout and buydown and related costs, then after the Option Date American and Pipeline shall cause

Gathering Company to prudently prosecute such application before the FERC to recover for Gathering Company a portion of all recoverable costs to the extent permitted under FERC orders and regulations. If Gathering Company is granted authority by the FERC to recover a portion of take or pay and related costs, whether such authority is granted before or after the Option Date, American and Pipeline shall cause Gathering Company to pay over to Cabot, as collected, all amounts actually recovered from E1 Paso by Gathering Company pursuant to such authority.

         (b) Regardless of whether American exercises the Gathering Company Option, in full and final settlement of all take or pay and related claims of Gathering Company against CGSC, after the Closing Date, Pipeline shall cause CGSC to pay to Gathering Company (i) to the extent that Gathering Company remains subject to the jurisdiction of the FERC, any charges to CGSC made by Gathering Company (whether in the form of a direct payment or surcharge on future purchases or otherwise) pursuant to filed tariffs reflecting pass through or recovery of take-or-pay associated costs under any program established and authorized under Order 500 promulgated by the FERC in any Docket Number beginning with the prefix "RM 87-34-" or similar rule or order (whether in the form of a direct payment or surcharge on future purchases or otherwise) and (ii) to the extent Gathering Company ceases to be subject to the jurisdiction of the FERC, all amounts that may be owed by CGSC to Gathering Company under that certain Gas Sales Contract dated December 31, 1957 by and between Gathering Company, as Seller ("Seller'), and Pioneer Natural Gas Company, predecessor to CGSC, as Buyer ("Buyer"), as amended (the "Gas Sales Contract") for all claims, liabilities and losses sustained by Gathering Company as a result of the failure of CGSC to take or pay for minimum quantities of gas attributable to any period prior to the Closing Date. For purposes of paragraph 3 of that certain letter agreement dated August 11, 1977, between Buyer and Seller (the "Letter Agreement"), an amount equal to 18.12% of any settlements by or judgments against Seller for take-or-pay liabilities paid or incurred and unpaid, in either case, prior to Closing shall be considered "the amount necessary for Seller to prepay Seller's producer suppliers . . . ," and Buyer shall have the right to take from Seller as prepaid volumes only 18.12% of those volumes actually recouped or taken by Seller as prepaid volumes as a result of payment made by Seller to its producer suppliers pursuant to any judgment, settlement or other contractual obligation. To the extent recoupment by Seller from its producer suppliers is through a cash payment, Seller shall promptly pay over to Buyer 18.12% of such payment. The rights and obligations of the parties hereinabove set forth under the Letter

Agreement shall survive the expiration date thereof. In no event, however, shall the aggregate of any amounts owing and paid to Gathering Company under this paragraph 5 and the Gas Sales Contract exceed $2,100,000 (the sum of all amounts owing by CGSC hereunder to Gathering Company being herein referred to as the "Settlement Amount"). Any payments made pursuant to (ii) of the next preceding sentence shall be adjusted, as appropriate, for amounts paid pursuant to (i) of such sentence so that the total amount paid thereunder shall not exceed the amount which would have been payable if Gathering Company had been non-jurisdictional at all times on and after the Closing Date. Except as provided in this Section 5 with respect to payment of the Settlement Amount, Gathering Company agrees to fully release and hold harmless CGSC, its predecessors, their officers, directors, agents and representatives from and against all take or pay, take and pay and related claims which Gathering Company may have, or is alleged to have. In the event that Gathering Company ceases to be subject to the jurisdiction of the FERC, Gathering Company agrees to execute and deliver to CGSC an amendment to the Gas Sales Contract, in form and substance satisfactory to Pipeline, providing in substance that there shall not be included in any component of the purchase and sales price of gas under the Gas Sales Contract (whether included in "Cost of Service" or otherwise) any cost associated with the settlement, discharge, compromise or release of any take or pay or related claims against Gathering Company attributable to any period prior to the date of final payment of the Settlement Amount. For all purposes of this Agreement, any payment of any portion of the Settlement Amount by CGSC shall constitute a Basket Payment, and, to the extent recovered by the Acquired Companies by flow-through to customers or liquidation or recovery in any other manner, a Basket Collection.

         (c) Except as otherwise provided in Section 5(a), nothing contained in this section shall be construed to obligate American, Pipeline or the Acquired Companies (or, in the event the Gathering Company Option is exercised, Gathering Company) to file any proceedings with any regulatory body or institute litigation to attempt to recover any cost incurred in the settlement, discharge, compromise or release of any take or pay and related claims of Gathering Company.

         6. Revolving Credit Facility. Pipeline has executed and delivered to Cabot the Revolving Credit Note dated as of the date hereof and American and Cabot have executed and delivered the Guaranty. Cabot agrees to lend from time to time to Pipeline, and Pipeline agrees to pay, the respective amounts provided in the

Revolving Credit Note in accordance with the terms thereof. Subject to the terms hereof, Cabot accepts and agrees to be bound by the terms of the Revolving Credit Note.

         7. Settlement of Take or Pay Claims. After the Closing, the Acquired Companies shall have sole and complete authority to settle, discharge, compromise or release, or otherwise negotiate or resolve or attempt to resolve all controversies related to, any Take or Pay Claims; provided that (i) the Acquired Companies shall keep Cabot reasonably advised, and shall upon request consult with Cabot, from time to time during the Settlement Period on the status of the negotiations and proposed resolution of all matters related to Take or Pay Claims and (ii) with respect to the settlement of any Take or Pay Claim in an amount in excess of $1,000,000, Cabot shall have the right of prior written consent. If Cabot does not deliver a written objection to a proposed settlement in excess of such amount within 15 days after American has delivered a written proposal of settlement to Cabot, then Cabot shall be deemed to have consented to such proposal of settlement.

         8. Governing Law. Except for the agreement to arbitrate and the other provisions respecting arbitration contained herein and in Appendix A, which shall be governed by and construed in accordance with the Federal Arbitration Act, 9 U.S.C.A. ss.ss. 1-14, as amended, and other applicable U.S. federal law in each case as in effect on the date hereof, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns. No assignment of this Agreement shall release any party of any obligations under this Agreement.

         10. Notices. Notices required to be delivered hereunder shall be in writing and shall be deemed delivered when delivered in accordance with the notice provisions of the Revolving Credit Note.

         11. Effect of Amendment. It is the intent of the parties hereto that the amendments to the original Basket Agreement effected by this Amended and Restated Basket Agreement are to be effected retroactively to November 13,1989.

         12. Approval of Certain Creditors. Notwithstanding any provision of this Amended and Restated Basket Agreement to the contrary, the amendment and restatement of this Agreement shall not be effective unless and until this Amended and Restated Basket Agreement is approved, or consented to, by The Prudential Insurance Company of America and Pruco Life Insurance Company, as holders of the 11.38% Senior Notes due September 30, 1999 and 12.69% Senior Subordinated Notes due September 30, 1999 of Pipeline under that certain Securities Purchase Agreement dated as of November 13, 1989.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN OIL AND GAS                         AMERICAN PIPELINE COMPANY
CORPORATION


By:/s/ David M. Carmichael                   By:/s/ David M. Carmichael
   ---------------------------------           ----------------------
       David M. Carmichael                          David M. Carmichael
       President                                    President



CABOT CORPORATION                            CABOT TRANSMISSION
CORPORATION                                   CORPORATION


By:/s/ John G. L. Cabot                      By:/s/ John G. L. Cabot
   ---------------------------------           -------------------
       John G. L. Cabot                             John G. L. Cabot
       Vice-Chairman                                President

                                                                   APPENDIX A TO
                                                                BASKET AGREEMENT

                             ARBITRATION PROCEDURES

         1. Arbitration Period. The Arbitration Period shall begin 60 days from the extended Settlement Date, as provided in the Basket Agreement, if the parties have been unable to reach an agreement on the final Take or Pay Account Statement by such date; and it shall continue until the Arbitrators have rendered their decision or the parties have reached a final agreement with respect to such final Take or Pay Account Statement.

         2. Selection of Arbitrators. Each of Cabot (on behalf of itself and Transmission) and American (on behalf of itself and Pipeline) shall designate an arbitrator within fourteen days after the beginning of the Arbitration Period and the two arbitrators so designated shall select a third arbitrator within thirty days after the beginning of the Arbitration Period. The panel of such three arbitrators (the "Arbitrators") shall decide any dispute between the parties with respect to the final Take or Pay Account Statement, as provided in
Section 3.3 of the Basket Agreement, with a vote of two of the Arbitrators required to render a decision.

         3. Location. The arbitration shall be conducted in Houston, Texas.

         4. Decision. The decision of the Arbitrators shall be in writing and shall contain a reasonably complete description of the legal and factual bases of the award. Except to the extent otherwise provided by applicable law, the award of the Arbitrators shall be final, binding and unappealable, and such award shall receive recognition and enforcement in any court of competent jurisdiction.

         5. Governing Rules and Law. The Arbitrators, American, Pipeline, Cabot and Transmission shall observe and be bound by the procedures set forth herein, as supplemented (to the extent of lack of conflict) by the Commercial Arbitration Rules of the American Arbitration Association as in effect on the effective date of the Basket Agreement. The agreement to arbitrate and the other provisions respecting arbitration contained herein and in the Basket Agreement shall be governed by and construed in accordance with the Federal Arbitration Act, 9, U.S.C.A. ss.ss. 1-14, as amended. and other applicable U.S. federal law in each case as in effect on the effective date of the Basket Agreement.

         6. Costs and Expenses. The costs and expenses of the arbitration shall be borne and paid by the parties in equal shares and shall include compensation to the Arbitrators, which compensation shall be negotiated among the parties and the Arbitrators, plus out-of- pocket expenses. Each party shall bear and be responsible for the fees of its own counsel and other advisors and any costs associated with obtaining evidence or the testimony of witnesses or otherwise making such witnesses available to testify. If the testimony of a witness or other item of evidence is obtained by both parties, the costs associated with obtaining such testimony or evidence shall be borne equally between the parties.

                                                  APPENDIX B TO BASKET AGREEMENT
                                                   Form of Revolving Credit Note





















                              REVOLVING CREDIT NOTE

                             REVOLVING CREDIT NOTE:

$25,000,000.00                                                 November 13, 1989


         FOR VALUE RECEIVED, the undersigned, American Pipeline Company, a Delaware corporation ("Maker") hereby promises to pay to the order of Cabot Corporation, a Delaware corporation with its principal offices in Waltham, Massachusetts ("Lender"), on or before the Payment Date as defined in Section
4.1 of the Basket Agreement hereinafter referred to (the "Maturity Date"), the lesser of (i) Twenty Five Million Dollars ($25,000,000) and (ii) the aggregate unpaid principal amount of advances outstanding hereunder, plus all interest accrued and unpaid hereunder. Maker also agrees to make additional payments of principal under this Note as provided herein.

         This Note is the Revolving Credit Note provided for in, and is entitled to the benefits of, the Basket Agreement dated the date hereof among American Oil and Gas Corporation ("American"), American Pipeline Company ("Pipeline"), Cabot Transmission Corporation and Lender, as and if amended from time to time (the "Basket Agreement"). It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Basket Advances (as hereinafter defined) and Working Capital Advances (as hereinafter defined) made pursuant hereto subsequent to each such occurrence.

         1. Interest Rate. This Note shall bear interest on the unpaid principal amount hereof from time to time outstanding, until maturity (whether by acceleration or otherwise), at a rate per annum equal to the lesser of (i) the rate determined in accordance with Schedule I hereto (the "Floating Rate") and
(ii) the
maximum non-usurious contract rate of interest permitted by applicable law (the "Highest Lawful Rate"). After maturity, the unpaid principal amount hereunder, and, to the extent permitted by law, accrued unpaid interest hereon, shall bear interest until paid in full at the rate per annum equal to the lesser of (x) the Floating Rate plus 5% per annum and (y) the Highest Lawful Rate. Interest charges will be calculated on amounts owing hereunder on the actual number of days said amounts are outstanding on the basis of a 360 day year.

         2. Working Capital Advances. On any date prior to November 13, 1991, Maker may borrow and reborrow from time to time on a revolving credit basis for general working capital purposes (including, without limitation, to fund advances made by Maker to the Acquired Companies (as defined in the Basket Agreement) for general working capital purposes) an amount of principal hereunder upon prior written notice of at least two Business Days (as hereinafter defined) from Maker to Lender specifying the date and aggregate principal amount of such advance (such advances are herein referred to as "Working Capital Advances"); provided that at no time shall the aggregate amount of Working Capital Advances hereunder exceed $4,000,000 at any one time outstanding. Each Working Capital Advance to be made hereunder shall be in a principal amount of not less than $50,000, or any larger amount that is an integral multiple of $50,000.

         3. Basket Advances. Maker may borrow and reborrow from time to time on a revolving credit basis for the purpose of funding, on a current basis, the excess of cumulative aggregate Basket Payments (including, for the purposes of this Note, advances from Maker to the Acquired Companies to fund any Basket Payments of the Acquired Companies) over cumulative aggregate Basket Collections (as such terms are defined in the Basket Agreement) an amount of principal as provided hereunder (such advances are herein referred to as "Basket Advances"). On the Determination Date, Maker shall be deemed to have drawn as a Basket Advance an amount of principal hereunder equal to the Determination Date Basket Deficit (as defined in the Basket Agreement), as such amount is derived from the Initial Take-or-Pay Account Statement (as defined in the Basket Agreement). Maker may at any time and from time to time, but solely for the purpose set forth in the first sentence of this paragraph, on or before November 13, 1994, borrow and reborrow an additional amount 0of principal hereunder as a Basket Advance upon at least two Business Days' prior written notice to Lender specifying the date and aggregate principal amount of such Basket Advance; provided, however, that at no time shall the total of aggregate outstanding Working Capital Advances and aggregate outstanding Basket Advances exceed Twenty-Five Million Dollars ($25,000,000).

         4. Advance Procedures and Records. Lender shall deposit the proceeds of a requested Working Capital Advance or Basket Advance no later than 1:00 p.m. Houston time on the date so specified in any such notice of the requested advance to such demand deposit account maintained at a commercial bank as Maker shall have designated in such notice. Working Capital Advances or Basket Advances made by Lender to Maker and all prepayments or repayments thereof shall be recorded by Lender and, prior to any transfer hereof, endorsed by Lender on
Schedule II attached hereto, or on a continuation of such Schedule II to be attached to and made a part hereof. The failure of Lender to so record any advance or repayment shall not affect Maker's liability for any Working Capital Advance or Basket Advance.

         5. Mandatory Prepayments. (1) Within three Business Days following the delivery to Cabot of any quarterly interim Take-or-Pay Account Statement (as defined in the Basket Agreement), or if such statement is not delivered when required under the Basket Agreement, within three Business Days following the date upon which such statement is required to be delivered pursuant to Section
3.1 of the Basket Agreement, Maker shall prepay the outstanding principal related to Basket Advances in such amount, if any, as may be required so that the aggregate principal amount of all outstanding Basket Advances shall not exceed the sum of (i) the amount of the excess, if any, of the balance of the Basket Payments Account over the balance of the Basket Collections Account as of the end of the preceding calendar quarter and (ii) the aggregate amount of permitted Basket Advances loaned to Maker since the last day of such calendar quarter, together with accrued and unpaid interest on the principal amount being prepaid.

         (b) Maker shall prepay all outstanding principal related to Working Capital Advances together with accrued and unpaid interest on the principal amount thereof on November 13, 1991.

         6. Optional Prepayments. Maker may on any Business Day prepay, without penalty, amounts of principal outstanding hereunder in whole at any time or in part from time to time in an aggregate principal amount of $50,000 (except in connection with prepayments made pursuant to paragraph 5 hereof) or any larger amount that is an integral multiple of $50,000, together with accrued and unpaid interest on the principal amount being prepaid to the date of prepayment; provided that Maker shall have given Lender at least one Business Day's prior written notice of such prepayment. Maker shall designate in such notice the date and the proposed principal amount being prepaid, in whole or in part, and whether such prepayment is to reduce outstanding Working Capital Advances or Basket Advances. Amounts prepaid by Maker as aforesaid shall be applied to prepay principal as designated.

         7. Interest Payments. Interest accrued on all principal amounts remaining unpaid hereon shall be payable quarterly as it accrues on the last day of each calendar quarter and at maturity of the respective amounts to which such interest relates.

         8. Procedures on Payments. Payments of both principal and interest are to be made in lawful money of the United States of America at the office of Lender or, at Lender's written direction, by wire transfer of such funds to a commercial bank account of Lender. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. In this Note, the term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which national banks in Houston, Texas, are required or permitted by law to close.

         9. Usury Savings. It is the intention of Maker and Lender to conform strictly to all applicable usury laws. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by Lender, or if the same is prepaid prior to maturity, all unearned interest, if any, shall be canceled automatically or, if theretofore paid, shall be credited on the unpaid principal amount of this Note with the excess, if any, refunded to Maker, (ii) the aggregate of all interest and other consideration and charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the Highest Lawful Rate, nor produce a rate in excess of the Highest Lawful Rate that Lender may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (iii) if any interest above the Highest Lawful Rate is provided for, it shall be deemed a mistake and the same shall be credited on the unpaid principal amount of this Note with the excess thereof, if any, being refunded to Maker and this Note shall be automatically deemed reformed so as to permit only the collection of the Highest Lawful Rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the holder or holders of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the fullest term of this Note. Lender and Maker further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised

Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to this Note, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to this Note; provided, however, that to the extent permitted by such Article, Lender may from time to time by notice from Lender to Maker revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the indebtedness outstanding under this Note. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Note.

         10. Events of Default. Each of the following events shall constitute an event of default under this Note:

         (a) failure by Maker to pay any principal amounts becoming due and payable on this Note either (i) on the Maturity Date or (ii) pursuant to paragraph 5(b) hereof; or

         (b) failure by Maker to pay any amounts becoming due and payable on this Note (including principal and accrued and unpaid interest) other than the amounts referred to in paragraph 10(a) hereof, and continuation of such nonpayment for a period of 10 days; or

         (c) Maker or American makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as such debts become due or fails generally to pay its debts as such debts become due; or

         (d) Maker or American petitions or applies to any tribunal for or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of it or any substantial part of its assets, or commences any proceedings relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction or takes corporate action in furtherance of any of the foregoing; or

         (e) any petition or application of the type referred to in clause (d) above is filed, or any such proceedings are commenced, against Maker or American, and such petition or application is not dismissed within 30 days of the date of such filing, or Maker or American by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official or adjudicating Maker or American bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

         (f) any order, judgment or decree is entered in any proceeding against any of Maker or American decreeing the dissolution or split-up of Maker or American, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (g) any of the Revolving Notes, the Senior Notes, or the Senior Subordinated Notes (as those terms are defined in Securities Purchase Agreement dated as of November 13, 1989 among American, Maker, The Prudential Insurance Company of America and Pruco Life Insurance Company (the "Securities Purchase Agreement")) shall become or be declared due prior to its stated maturity, or there is a default in the payment of any such indebtedness at the final stated maturity thereof, or Maker fails to make any payment required to be made under
Section 5F of the Securities Purchase Agreement; or

         (h) any other obligation of Maker or American for money borrowed (or any capitalized lease obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) shall become or be declared due prior to its stated maturity, or there is a default in the payment of any such obligation at the final stated maturity thereof, provided in any case that the aggregate outstanding principal amount of all such obligations declared due prior to stated maturity or not paid at final stated maturity shall be $2,500,000 or more; or

         (i) Maker defaults in the performance or observance of paragraph 13 hereof.

         11. Remedies Upon Default. Upon the occurrence of an event of default specified in clause (c), (d), (e), (f), (g), or, if the Senior Notes, Senior Subordinated Notes and Revolving Notes are no longer outstanding, clause (h) of paragraph 10 hereof, the unpaid principal of, and accrued and unpaid interest on, this Note shall automatically become immediately due and payable without any requirement of notice to Maker except as may be required by law. Upon the occurrence of any other event of default hereunder, Lender may, by notice to Maker, declare the unpaid principal of, and accrued and unpaid interest on, this Note to be due and payable and such principal and interest shall become due and payable upon the first to occur of (i) an acceleration under the Revolving Notes, the Senior Subordinated Notes or the Senior Notes (written notice of which Maker shall give to the Lender as promptly as practical after the occurrence thereof), (ii) the fifth Business Day after receipt by Maker and the holders of the Revolving Notes, the Senior Subordinated Notes and the Senior Notes of such declaration given hereunder and (iii) immediately upon such declaration if no Revolving Notes, Senior Subordinated Notes or Senior Notes are outstanding. In the event this Note is in default or its maturity may be brought about, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all costs and reasonable attorneys' fees incurred by Lender as a result thereof.

         12. Concerning Advances. Each request by any of Maker for an advance hereunder shall be deemed to include a representation and warranty by Maker that
(i) Maker is authorized and entitled to obtain such advance hereunder, (ii) such advance is being requested solely for a purpose authorized hereunder, (iii) no event of default has recurred and is continuing nor has any event occurred and is continuing that with notice, lapse of time, or both, would constitute an event of default and (iv) no default by Maker or American in the payment when due (beyond any applicable grace period) of any principal or interest on any obligation referred to in clause (g) or any other obligation or obligations (aggregating $2,500,000 or more in principal amount) referred to in clause (h) of paragraph 10 hereof has occurred and is continuing. Notwithstanding any other provision of this Note or the Basket Agreement, Maker shall not be entitled to an advance hereunder, nor shall Lender be obligated to make an advance hereunder. upon the occurrence and continuation of an event of default or of an event that with notice, lapse of time, or both, would constitute an event of default or if Maker or American shall default in the payment when due (beyond any applicable grace period) of any principal or interest on any obligation referred to in clause (g) or any other obligation or obligations (aggregating $2,500,000 or more in principal amount) referred to in clause (h) of paragraph 10 hereof and such default shall be continuing.

         13. Covenant to Secure or Guarantee this Note Equally: Etc. Maker covenants that if it or any of its Subsidiaries (as defined in the Securities Purchase Agreement) shall create any Lien (as defined in the Securities Purchase Agreement) upon any of its property to secure the payment of any Designated Indebtedness (as hereinafter defined), Maker will grant or will cause such Subsidiaries to grant (as applicable) a Lien on such property to secure equally and ratably the payment of this Note; provided that so long as any Designated Indebtedness is secured by such Lien Lender shall have no control over the sale or disposition of the property encumbered by any such Lien until such Designated Indebtedness has been paid in full; and provided further that the creation of any such security shall not in any way alter the rights of the holders of Senior Indebtedness in relation to, and the subordination of, this Note as provided in paragraph 14. Maker further covenants that if any of its Subsidiaries guarantees the payment of any Designated Indebtedness, Maker will cause such Subsidiary to guarantee payment of this Note pursuant to a guarantee containing provisions similar to paragraph 14 hereof with respect to the subordination of the obligations of Maker or such Subsidiary thereunder to Senior Indebtedness; provided that the making of any such guarantee shall not in any way alter the rights of the holders of Senior Indebtedness in relation to, and the subordination of, this Note as provided in paragraph 14. "Designated Indebtedness" means (a) the Senior Subordinated Notes so long as they are outstanding, (b) the Revolving Notes and the Senior Notes if the Senior Subordinated Notes are not outstanding and (c) any Debt (as defined in the Securities Purchase Agreement) if no Senior Subordinated Notes, Revolving Notes or Senior Notes are outstanding.

         14. Subordination of this Note.

         (a) Subordination of Note. Anything in this Note or the Basket Agreement to the contrary notwithstanding, the indebtedness evidenced by this Note, both principal and interest, shall be subordinated and junior to the extent set forth in subparagraphs (i) to (v), inclusive, below to all Senior Indebtedness.

                  (i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on all such matured Senior Indebtedness shall first be paid in full, or such payment shall have been provided for in cash or in a manner satisfactory to each of the holders, respectively, of such matured Senior Indebtedness, before any payment on account of principal or interest is made upon this Note or is made to acquire this Note.

                  (ii) Upon the occurrence of an event of default with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, which event of default may result in the acceleration of the maturity thereof, any holder or holders of the Senior Notes, the Senior Subordinated Notes or the Senior Revolving Notes may request (in writing specifying such event of default with a copy to Lender) that Maker cease payment of all amounts due on this Note (a "Subordination Notice") and, in the event such a Subordination Notice is delivered, the holder of this Note shall not be entitled to receive any amounts due on this Note during the period (the "Standstill Period") commencing the date of receipt by Lender of the Subordination Notice and ending the earliest of (a) the first date on which no such default shall be continuing, (b) the date on which the provisions of subparagraph (i) or (iii) of this paragraph 14(a) shall become applicable (and all Senior Indebtedness shall have been paid in full, or such payment shall have been provided for in cash or in a manner satisfactory to each of the holders, respectively, of the Senior Indebtedness) and (c) the 60th day after the receipt of such Subordination Notice (unless (x) another event of default shall have occurred and be continuing and another Subordination Notice shall have been received by Lender or (y) an existing event of default is continuing and another Subordination Notice with respect to such event of default shall have been received by Lender during such Standstill Period, provided that the period under this clause (c) during which the holder of this Note shall not be entitled to receive amounts due on this Note shall never exceed 120 days). Anything in this subparagraph
         (ii) to the contrary notwithstanding, there shall not be more than two Standstill Periods (each of which not to exceed 120 consecutive days) during any consecutive 365-day period. Anything in this subparagraph
         (ii) to the contrary notwithstanding, Lender shall be entitled to receive all amounts then accrued and unpaid in respect of this Note immediately upon the termination of the Standstill Period unless another Subordination Notice shall have been received by the Lender.

                 (iii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to Maker, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Maker, whether or not involving insolvency or bankruptcy proceedings, then all principal of and interest on all Senior Indebtedness shall first be paid in full, or such payment shall have been provided for in cash or in a manner satisfactory to each of the holders, respectively, of such Senior Indebtedness, before any payment on account of principal or interest is made upon this Note or is made to acquire this Note.

                  (iv) In any of the proceedings referred to in subparagraph
         (iii) above, any payment or distribution of any kind or character, whether in cash, property, stock, partnership interests or obligations, which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Indebtedness) for application in payment thereof in accordance with the priorities existing among such holders, unless and until all principal of, premium, if any, and interest on all Senior Indebtedness shall have been paid in full, or such payment shall have been provided for in cash or in a manner satisfactory to each of the holders, respectively, of such Senior Indebtedness; provided, however, that:

                           (a) in the event that payment or delivery of such
                  cash, property, stock, partnership interests or obligations to the holder of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock, interests or obligations payable or deliverable with respect to this Note shall be make to the holders of Senior Indebtedness, provided that this clause (a) shall cease to be applicable and shall be deemed no longer included herein if at any time the Senior Subordinated Notes are outstanding and a provision comparable to this clause (a) is no longer included in the subordination provisions thereof; and

                           (b) no such delivery shall be made to holders of
                  Senior Indebtedness of stock, partnership interests or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of the Securities Purchase Agreement, by Maker, as reorganized, or by the Person succeeding to Maker or acquiring its property and assets, if such stock, partnership interests or obligations are subordinate and junior at least to the extent provided in this paragraph to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding.

                  (v) If any payment or distribution of any character, whether in cash, securities or other properties, shall be received by Lender in contravention of this paragraph 14 and before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be forthwith paid over and delivered to, the holders of Senior

         Indebtedness, or their representative(s) or trustee(s) acting on their behalf (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each at the time of such payment), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Indebtedness.

                           (b) Obligation of Maker Unconditional. The provisions
                  of this paragraph 14 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and Lender on the other hand, against Maker and its property, and nothing herein shall impair, as between Maker and Lender, the obligation of Maker, which is unconditional and absolute, to pay to the holder hereof the principal thereof and interest thereon in accordance with the provisions hereof (including, without limitation, all principal and interest payments due or accruing after any of the events described in subparagraph (iii) of paragraph 14(a) above), nor shall anything herein prevent Lender from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the right, if any, under this paragraph of holders of Senior Indebtedness to receive cash, property, stock, partnership interests or obligations otherwise payable or deliverable to Lender; provided, however, that upon the commencement and during the continuance of a Standstill Period, Lender (to the extent it is otherwise entitled to do so) will not accelerate the maturity of this Note or pursue any other remedy to enforce payment thereof (except with respect to an event of default specified in clause (i) of paragraph 10) or initiate any bankruptcy or insolvency proceeding relative to Maker unless and until the earlier of (i) the end of such Standstill Period, (ii) the acceleration of, or a default in the payment at the final stated maturity or when required to be repaid pursuant to Section 5F of the Securities Purchase Agreement of, any obligation referred to in clause
                  (g) of paragraph 10 hereof or any other obligation or obligations (aggregating $2,500,000 or more in principal amount) referred to in clause (h) of paragraph 10 hereof.

                           (c) Subrogation. Upon payment in full of Senior
                  Indebtedness, Lender shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of Maker made on Senior Indebtedness until the principal of and interest on this Note shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, property, stock, partnership interests or obligations to which Lender would be entitled except for the provisions of subparagraph (iv) of paragraph 14(a) above shall, as between Maker, its creditors (other than the holders of Senior Indebtedness) and Lender, be deemed to be a payment by Maker to or on account of Senior Indebtedness.

                           (d) Rights of Holders of Senior Indebtedness. The
                  provisions of this paragraph 14 shall be deemed a continuing offer to all holders of Senior Indebtedness to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Maker with the terms of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with, and no purported change in the provisions of this paragraph 14 shall be effective as against any holder of Senior Indebtedness existing at the time of such change without the consent of such holder. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Lender, and without impairing or releasing the subordination provided in this paragraph 14 or the obligations hereunder of Lender to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under, or take additional guarantees or collateral for the benefit of, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Maker and any other Person. The provisions of this paragraph 14 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of Senior Indebtedness is rescinded or must otherwise be restored or returned by the holders of Senior Indebtedness upon the insolvency, bankruptcy. dissolution. liquidation or reorganization of Maker or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Maker or any substantial part of its property, or otherwise, all as though such payments had not been made.

                           (e) Agreement to Effectuate Subordination. Lender
                  agrees to take such reasonable action as may be requested by the holders of Senior Indebtedness to effectuate the subordination provided in this paragraph 14, at the expense of such holders of Senior Indebtedness, including, in the event of any dissolution, winding up, liquidation or reorganization of Maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending toward liquidation of the business and assets of Maker, the immediate filing of a claim for the unpaid balance of this Note in the form required in said proceedings and the taking of all reasonable steps necessary to cause said claim to be approved. If any such holder does not file a proper claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claim or claims, then at any time 15 days after sending written notice to such holder (to its last known address, if any) by certified mail, postage prepaid, return receipt requested, the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of Lender.

                           (f) For the purpose of this Note:

         "Credit Agreement" shall mean the Credit Agreement dated as of even date herewith by and among the Company, as borrower, American, as guarantor, and The Prudential Insurance Company of America, as lender, or any agreement refunding, refinancing, renewing, or taking the place of the Credit Agreement; provided, however, that any such agreement refunding, refinancing, renewing or taking the place of the Credit Agreement shall be limited to a maximum principal amount which may be outstanding thereunder of $20,000,000, and provided further, that only one Credit Agreement may exist at one time and that (subject to the foregoing) any agreement providing for revolving credit borrowings entered into within 3 months subsequent to the expiration or termination of a prior Credit Agreement and designated by the Company as refunding, refinancing, renewing or taking the place of the Credit Agreement shall be conclusively presumed to be an agreement refunding, refinancing, renewing or taking the place of the Credit Agreement.

         "Senior Indebtedness" shall mean and include all obligations (whether now outstanding or hereafter incurred), for the payment of which Maker is responsible or liable as obligor, guarantor or otherwise in respect of (i) all payment obligations under or in respect of the Senior Notes and Senior Subordinated Notes and under the Securities Purchase Agreement, including, without limitation, principal, interest, premium, fees, expenses and indemnities, whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of a proceeding described in paragraph 14(a)(iii), regardless of whether the claims of holders of such payment obligations for such interest are allowed in any such proceeding), (ii) all payment obligations under or in respect of the Senior Revolving Notes and Credit Agreement, including, without limitation, principal, interest, fees, reimbursement obligations under letters of credit, expenses and indemnities, whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of a proceeding described in paragraph 14(a)(iii), regardless of whether the claims of holders of such payment obligations for such interest are allowed in any such proceeding), (iii) all obligations in respect of other Debt of Maker (including reimbursement obligations under letters of credit) incurred in compliance with the provisions of Section 6C(2)(vi) of the Securities Purchase Agreement and which is designated as Senior Indebtedness for the purposes of the Securities Purchase Agreement at the time of incurrence thereof, or the time of entering into the agreement providing for the same, as evidenced by a notice to such effect delivered to Lender and to the holders of the Senior Subordinated Notes within 30 days after such incurrence or the entering of any such agreement.

         15. No Waiver. To the fullest extent permitted by applicable law, no failure to exercise and no delay on the part of Lender in exercising any power or right in connection herewith or any other document or instrument now or hereafter existing and executed as security herefor or otherwise in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

         16. Notices. Any notice required or permitted to be delivered to Maker by Lender shall be deemed delivered upon receipt on a Business Day of such notice by American Oil and Gas Corporation at its corporate headquarters in Houston, Texas by certified mail or overnight courier delivery, or facsimile transmission, addressed to the attention of the General Counsel. Any notice required or permitted to be delivered to Lender by Maker or a holder of Senior Indebtedness shall be deemed delivered upon receipt on a Business Day of such notice by Cabot Corporation at its corporate headquarters in Waltham, Massachusetts by certified mail or overnight courier delivery, or facsimile transmission (Fax No.: (617) 622-3703 or -3704), addressed to the attention of the Treasurer, or at such other address as Cabot shall specify by notice to Maker as aforesaid and by like notice given to each holder of the Senior Notes, the Senior Subordinated Notes and the Senior Revolving Notes. For purposes of giving notice of a change of address to the holders of Senior Notes, Senior Subordinated Notes and Senior Revolving Notes as provided in the preceding sentence. Cabot shall be entitled to rely on a certificate of Maker as to the identity and addresses of such holders (which Maker agrees to supply to Cabot forthwith upon request).

         17. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Lender and their respective successors and assigns.

         18. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE AND, WHEN APPLICABLE, THE UNITED STATES OF AMERICA.

                                       AMERICAN PIPELINE COMPANY

                                       By: _____________________________________

                                       Title: __________________________________

                       SCHEDULE I TO REVOLVING CREDIT NOTE


         The "Floating Rate" under this Note shall be LIBOR plus an applicable margin as indicated on the following chart. The applicable LIBOR rate shall be floating, adjusting on the first day of each calendar month, based upon the one month LIBOR rate as quoted in the first Wall Street Journal of such month and such rate shall remain fixed for that month. The margin shall be adjusted on the first day of each month according to the rating given Cabot Corporation's senior unsecured debt by Standard & Poor's Corporation effective on such day and according to the passage of time as follows:

Standard & Poor's                                                      1993-
    Rating                 1989-1990              1991-1992           Forward
-----------------          ---------              ---------           -------
    BBB +                   + 0.675%               + 0.80%            + 0.925%
 or higher

    BBB                     + 0.925%               + 1.05%            + 1.175%
  or BBB -

    BB +                    + 1.175%               + 1.30%            + 1.425%
  or less


If Cabot has no such rating on the first day of a calendar month, the rating used will be the last available published rating. With the exception of the requirements of Regulation D promulgated by the Federal Reserve Board, if Cabot Corporation is charged or has clear evidence that it would be charged for increased costs under a LIBOR-based revolving credit agreement to which it is now or becomes a party, it may pass on those costs to Maker to the extent it evidences same.

                      SCHEDULE II TO REVOLVING CREDIT NOTE


                                               Nature of Advance or          Unpaid              Name of
                                                    Repayment               Principal             Person
               Amount of     Principal           (Working Capital          Balance of             Making
Date            Advance        Repaid               or Basket)                Note               Notation
----           ---------     ---------         --------------------        ----------            --------


                                                                   Appendix C to
                                                                Basket Agreement

                               GUARANTY AGREEMENT


         This Guaranty Agreement, executed as of November 13, 1989, between AMERICAN OIL AND GAS CORPORATION, a Delaware corporation (the "Guarantor"), and CABOT CORPORATION, a Delaware corporation ("Cabot");

                              W I T N E S S E T H:

         WHEREAS, the Guarantor and Cabot have executed a Basket Agreement, dated as of November 13, 1989 (the "Basket Agreement"), by and among the Guarantor, American Pipeline Company, a Delaware corporation and wholly-owned subsidiary of the Guarantor ("Pipeline"), Cabot and Cabot Transmission Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Cabot ("Transmission");

         WHEREAS, pursuant to its obligation under the Basket Agreement, Pipeline has executed and delivered a Revolving Credit Note in the principal amount of $25,000,000 (the "Revolving Credit Note");

         WHEREAS, Pipeline is the maker (the "Maker") under the Revolving Credit Note; and

         WHEREAS, this Guaranty Agreement is required as a condition to the extension of credit by Cabot to the Maker pursuant to the Revolving Credit Note.

         NOW, THEREFORE, the Guarantor and Cabot agree as follows:

         1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Revolving Credit Note.

         2.1 The Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to Cabot the due and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Maker now or hereafter existing under, evidenced by or arising out of the Revolving Credit Note, whether for principal, interest or otherwise (such obligations being the "Obligations"). In case of failure by the Maker punctually to pay any of the obligations, the Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise.

         2.2 Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Revolving Credit Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Cabot with respect thereto. The obligations of the Guarantor hereunder are independent of the Obligations, and, to the fullest extent permitted by law, a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty Agreement, irrespective of whether any action is brought against the Maker or whether the Maker is joined in any such action or actions. To the fullest extent permitted by applicable law, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Revolving Credit Note or any other agreement or instrument relating thereto; or

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Revolving Credit Note, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Maker or any of its subsidiaries or otherwise; or

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Maker or any of its Subsidiaries; or

                  (e) any change, restructuring or termination of the corporate structure or existence of the Maker or any of its Subsidiaries; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Maker or a guarantor.

If at any time any payment of any of the Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         2.3 Subordination. (a) Anything in this Guaranty Agreement to the contrary notwithstanding, the indebtedness of the Guarantor evidenced by this Guaranty Agreement in respect of principal of and interest on the Revolving Credit Note (the "Subordinated Indebtedness") shall be subordinated and junior to the extent set forth in subparagraphs (b) to (f), inclusive, below to all obligations of the Guarantor (as a guarantor or otherwise) in respect of Senior Indebtedness (as defined in the Revolving Credit Agreement).

         (b) Upon any distribution to creditors of the Guarantor in a voluntary or involuntary liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property:

                  (i) the holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to each of the holders, respectively, of Senior Indebtedness, of all amounts on or in respect of the Senior Indebtedness before any holder of the Subordinated Indebtedness shall be entitled to receive any payment or distribution of any kind or character on account of the principal and interest on the Subordinated Indebtedness; and

                  (ii) until the Senior Indebtedness is paid in full, in cash or cash equivalents, any payment or distribution, to which a holder of Subordinated Indebtedness would be entitled but for this Section 2.3(b) shall be made to the holders of Senior Indebtedness, as their interests may appear.

         Upon any distribution of assets of the Guarantor, the holders of Subordinated Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purposes of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 2.3(b), and the holders of Subordinated Indebtedness shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Subordinated Indebtedness for the purposes of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.3(b); provided, however, that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprized of the provisions of this Section 2.3(b) and of Section 2.3(c). In the event that a holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 2.3(b), such holder of Subordinated Indebtedness may request such person (at the expense of such holder of Subordinated Indebtedness) to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 2.3(b), and if such evidence is not furnished, such holder of Subordinated Indebtedness may defer any payment to such person, and will retain such amount in trust, pending judicial determination as to the right of such person to receive payment.

         (c) (i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on all such matured Senior Indebtedness shall first be paid is full, or such payment shall have been provided for in cash or in a manner satisfactory to each of the holders, respectively, of such matured Senior Indebtedness, before any payment on account of principal or interest is made by the Guarantor on the Subordinated Indebtedness.

         (ii) No payment shall be made by the Guarantor on the Subordinated Indebtedness during the period in which paragraph 14(a)(iii) of the Revolving Credit Note shall be applicable or during any Standstill Period in effect under paragraph 14(a)(ii) of the Revolving Credit Note.

         (iii) In the event that notwithstanding the provisions of this Section 2.3(c), the Guarantor shall make any payment to a holder of Subordinated Indebtedness on account of this Guarantee Agreement in violation of Section 2.3(c)(i) or Section 2.3(c)(ii), then such payment shall be held in trust for the benefit of, and shall be forthwith paid over and delivered to, the holders of Senior Indebtedness, or their representative(s) or trustee(s) acting on their behalf (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each at the time of such payment), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness.

         (d) Upon payment in full of Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights against the Guarantor of the holders of Senior Indebtedness to receive payments from or distributions of assets of the Guarantor applicable to Senior Indebtedness to the extent that such payments or distributions otherwise payable to the holders of Subordinated Indebtedness have been paid or applied to the payment of Senior

Indebtedness. A payment or distribution made by the Guarantor under this
Section 2.3 to the holders of Senior Indebtedness that otherwise (except for the provisions of this Section 2.3) would have been made to the holders of Subordinated Indebtedness is not, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness) and the holders of the Subordinated Indebtedness, payment by the Guarantor under this Guaranty Agreement.

         (e) The provision of this Section 2.3 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of Subordinated Indebtedness on the other hand with respect to the Guarantor, and nothing herein shall impair, as between the Guarantor and Cabot, the obligation of the Guarantor, which is unconditional and absolute, to pay the Subordinated Indebtedness in accordance with the terms of this Guaranty Agreement, nor shall anything herein prevent Cabot from exercising all remedies otherwise permitted by applicable law hereunder, subject to the provisions of
Section 2.3(c)(ii) and provided, however, that upon the commencement and during the continuance of a Standstill Period in effect under Paragraph 14(a)(ii) of the Revolving Credit Note, Cabot (to the extent it is otherwise entitled to do so) will not pursue any remedy to enforce payment under this Guaranty Agreement (except with respect to an event of default specified in clause (i) of paragraph 10 of the Revolving Credit Note) or initiate any bankruptcy or insolvency proceeding relative to the Guarantor unless and until the earlier of (i) the end of such Standstill Period, (ii) the acceleration of, or a default in the payment at the final stated maturity or when required to be repaid pursuant to Section 5F of the Securities Purchase Agreement of, any obligation referred to in clause
(g) of paragraph 10 of the Revolving Credit Note or any other obligation or obligations (aggregating

$2,500,000 or more in principal amount) referred to in clause (h) of paragraph 10 of the Revolving Credit Note.

         (f) The provisions of this Section 2.3 shall be deemed a continuing offer to all holders of Senior Indebtedness to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms of this Guaranty Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with, and no purported change in the provisions of this Section 2.3 shall be effective as against any holder of Senior Indebtedness existing at the time of such change without the consent of such holder. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Cabot, and without impairing or releasing the subordination provided in this Section 2.3 or the obligations hereunder of Cabot to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under, or take additional guarantees or collateral for the benefit of, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Maker and any other person. The provisions of this Section 2.3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of Senior Indebtedness by the Guarantor is rescinded or must otherwise be restored or returned by the holders of Senior Indebtedness upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         (g) Cabot agrees to take such reasonable action as may be requested by the holders of Senior Indebtedness to effectuate the subordination provided in this Section 2.3, at the expense of such holders of Senior Indebtedness, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending toward liquidation of the business and assets of the Guarantor, the immediate filing of an appropriate claim for the maximum amount for which Cabot in good faith determines it is entitled to file under applicable law, is the form required in said proceedings and the taking of all reasonable steps necessary to cause said claim to be approved. If any such holder does not file a proper claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claim or claims, then at any time 15 days after sending written notice to such holder (to its last known address, if any) by certified mail, postage prepaid, return receipt requested, the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of Cabot.

         2.4 Waiver. The Guarantor irrevocably waives promptness, diligence, notice of acceptance and to the fullest extent permitted by law, any other notice with respect to any of the Obligations and this Guaranty Agreement and any requirement that any holder of the Revolving Credit Note protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Maker or any other person or entity or any collateral. To the fullest extent permitted by applicable law, the Guarantor specifically waives any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and any requirements imposed by Chapter 34 of the Texas Business and Commerce Code.

         2.5 Subrogation. Upon the making by the Guarantor of any payment hereunder for the account of the Maker, the Guarantor shall be subrogated to the rights of the payee against the Maker with respect to such payment to the fullest extent permitted by law, provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Revolving Credit Note have been paid in full.

         2.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable under the Revolving Credit Note is stayed upon the insolvency, bankruptcy or reorganization of the Maker, all such amounts otherwise subject to acceleration under the terms of the Revolving Credit Note shall nonetheless by payable by the Guarantor hereunder forthwith on demand by Cabot.

         3.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) when received if sent by registered or certified mail, return receipt requested, or delivery service or (iii) when received by facsimile transmission, in each case to the parties at the following addresses (or at such other address as a party may specify by like notice):

                  (A)      If to the Guarantor, to:

                           American Oil and Gas Corporation
                           333 Clay Street, Suite 2000
                           Houston, Texas  77002
                           Attention: David M. Carmichael
                           Fax: (713) 739-2963
                           Telephone confirmation: (713) 739-2910

                  (B)      If to Cabot to:

                           Cabot Corporation
                           950 Winter Street
                           Waltham, MA  02254-9073
                           Attention: Perry O. Barber, Jr.
                           Fax: (617) 622-3703 or -3704
                           Telephone confirmation:  (617) 622-3879

         3.2 Choice of Law. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS.

         3.3 Headings. The headings contained in this Guaranty Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty Agreement.

         3.4 Amendments, Etc. No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by Cabot.

         3.5 Assignment. The Guarantor shall not assign this Guaranty Agreement or any part thereof without the prior written consent of Cabot. This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         3.6 Severability. If any term or other provision of this Guaranty Agreement is or shall become invalid, illegal or incapable of being enforced in any jurisdiction, all other conditions and provisions of this Guaranty Agreement shall nevertheless remain in full force and effect in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in all other jurisdictions.

         3.7 Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together slsall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Guaranty Agreement as of the date first written above.


                                       AMERICAN OIL AND GAS
                                        CORPORATION

                                       By:

                                       Name:

                                       Title:


                                       CABOT CORPORATION

                                       By:

                                       Name:

                                       Title:

                                                                      Appendix D
                                                             to Basket Agreement


                         RESIDUE GAS PURCHASE AGREEMENTS


1. Residue Gas Purchase Agreement dated June 30, 1989 between Cabot Energy Marketing Corporation ("CEMCO") and Cabot Gas Processing Corporation.

2. Residue Gas Purchase Agreement dated June 30, 1989 between Cabot Gas Supply Corporation ("CGSC") and Cabot Gas Processing Corporation.

                                   APPENDIX E

                        ALTERNATIVE GAS PURCHASE SOURCES

Ward Petroleum - State of Oklahoma

Oklahoma Natural - State of Oklahoma

Maxus Energy - McKee Plant, Moore County, Texas

Kerr-McGee - Hobart Plant, Hemphill County, Texas

Phillips Petroleum Co. - Goldsmith Plant, Ector County, Texas

Headlee Unit - Ector County, Texas